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                                                                   Exhibit 10.14


                      ADMINISTRATIVE AND CONSULTING
                            SERVICES AGREEMENT
                      -----------------------------

    THIS ADMINISTRATIVE AND CONSULTING SERVICES AGREEMENT (the "Agreement"), dated as of JANUARY 1, 1995, between THE MARMON GROUP, INC., a Delaware corporation ("Service Co."), and TIE/COMMUNICATIONS, INC., a Delaware corporation (the "Company").

                           W I T N E S S E T H

    WHEREAS, Service Co. provides certain centralized administrative and consulting services to a variety of enterprises engaged in diverse business activities; and

    WHEREAS, the Company desires to retain Service Co. to provide administrative and consulting services to it, and Service Co. has agreed to provide the same, on the terms and subject to the conditions contained herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  ENGAGEMENT OF SERVICE CO.

    The Company hereby engages Service Co. to provide administrative and consulting services as specified herein and Service Co. hereby accepts such engagement.

2.  DESCRIPTION OF SERVICES.

    During the term of this Agreement, Service Co. shall provide to and on behalf of the Company the following services:

    (a) personnel services, including executive placement, succession planning, management training and other general personnel consulting services, such as advice with respect to state and federal compliance requirements;

    (b) risk management services, including the negotiation and acquisition, on an on-going basis, of insurance coverage to the extent available at commercially reasonable prices, either by separate policies or blanket coverage, compliance with applicable underwriting instructions and procedures pertaining to insurance programs, processing applications, paying premiums and processing claims with insurance companies, and, directly or through third parties, the administration of self-insured programs;

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    (c)  employee benefit administration and management services relating to the establishment and administration of pension, profit sharing or other forms of qualified and non-qualified retirement plans;

    (d) the coordination of legal services for the Company, including the retention and supervision of legal counsel;

    (e) tax and accounting services by in-house professionals and/or through the retention of outside professionals, if necessary;

    (f) services related to any reorganization, arrangement, readjustment, liquidation, dissolution or bankruptcy, including administrative services pertaining to the sale of the Company or its assets and the winding up of its business, coordination of the disposition of accounts receivable and payable, and the administration of any accounts, claims, assets or interests owned by or pertaining to the Company; further, at the request of the Company, Service Co. shall provide such services with respect to the liquidation and windup of any division or wholly-owned subsidiary of the Company;

    (g)  payroll services, if requested by the Company;

    (h)  clerical services, if requested by the Company;

    (i) telephone and other communications services, if requested by the Company;

    (j)  travel services, if requested by the Company; and

    (k) such other administrative and consulting services as may, from time to time, be agreed to by the Company and Service Co.

    In order to more efficiently provide services under this Agreement, Service Co. may, at the request of the Company, make available one or more of its employees to serve as an officer or officers of the Company, as elected from time to time by the Board of Directors of the Company. The Company agrees to indemnify and defend any employee of Service Co. who serves as an officer of the Company in accordance herewith to the full extent permitted by law.

3.  TRADEMARKS.

    Service Co. is the owner of the trademarks THE MARMON GROUP and M MARMON (Stylized) and the registrations thereof as collective membership marks (the "Trademarks") to identify the user thereof as a member of The Marmon Group of companies. Service Co. grants the Company the right and license to use the


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Trademarks during the term of this Agreement; provided, however, that the manner of such use shall be consistent with the specifications contained in the Marmon Group Identity Guide, as the same may be amended from time to time, and provided further that Service Co. shall have the right to terminate the license contained in this paragraph at any time by written notice to the Company.

4.  TERM.

    The term of this Agreement shall commence as of the date hereof and shall continue until terminated by either party upon thirty (30) days' prior written notice to the other party. Notwithstanding the foregoing, Service Co. may terminate this Agreement upon the occurrence of any one or more of the following:

    (a) The Company shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, readjustment, liquidation or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of the Company, or of all or any substantial part of its properties;

    (b) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Company seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, and either the Company shall consent to or acquiesce in the entry of such order, judgment or decree or the same shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of the Company or of all or any substantial part of its properties shall be appointed without the consent of or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days; or

    (c)  The Company shall merge into or consolidate with another entity.

5.  PAYMENT FOR SERVICES.

    In consideration of administrative and consulting services to be rendered by Service Co. to the Company under this Agreement, the Company shall pay Service Co. the following fees:


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    (a)  ADMINISTRATIVE SERVICES FEE.  The Company agrees to pay Service Co.
an administrative services fee (the "Fee"), which for the initial contract year of this Agreement shall be in the amount set forth on Exhibit A, attached hereto and incorporated herein by this reference. The Fee shall be payable in twelve (12) equal monthly installments as provided in subparagraph
(c) below. The amount of the Fee shall be renegotiated for each additional contract year during which this Agreement is in effect and the renegotiated Fee shall be set forth on a revised Exhibit A to be attached hereto.

    (b) EXPENSES. In addition to payment of the Fee, the Company agrees to reimburse Service Co. for all separately identifiable reasonable costs and expenses incurred by Service Co. in connection with the services provided hereunder ("Expenses"), which costs and expenses shall be itemized on monthly statements from Service Co. to the Company.

    (c) PAYMENTS. The Company shall pay Service Co. on or before the first day of each month the Fee for such month. The Company shall also pay Service Co., within ten (10) days after receipt of a statement for Expenses, the amount of Expenses reflected thereon. Notwithstanding the foregoing, if the Company has an account in a cash concentration account being managed by Service Co., the Company hereby authorizes Service Co. to charge the Company's account designated therein for the aforesaid Fee and Expenses on the dates heretofore specified. Each statement of Expenses delivered by Service Co. to the Company shall be conclusive and binding on the Company unless the Company objects thereto in writing within thirty (30) days after the receipt thereof, specifying the purported error or errors contained therein.

6.  INDEMNIFICATION.

    Notwithstanding Service Co.'s agreement to perform administrative and consulting services in accordance with the provisions hereof, the Company acknowledges that the final responsibility with respect to the performance of such services shall rest with the Company, and that performance by Service Co. of services hereunder shall not subject Service Co. or its stockholders, directors, officers, employees or agents to any liability whatsoever, except as shall be caused by the gross negligence or willful misconduct on the part of Service Co. or any of its stockholders, directors, officers, employees or agents. The Company agrees to indemnify and hold harmless Service Co., its stockholders, directors, officers, employees and agents with respect to any claims or liabilities (including reasonable attorneys' fees) which may be asserted or imposed against Service Co. or such persons, except for any claims which may be asserted or liabilities which may be imposed by virtue of any gross negligence or willful misconduct of Service Co.


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7.  PRESERVATION OF CONFIDENTIALITY.

    In connection with the performance of services hereunder, Service Co. acknowledges that it may become privy to confidential or proprietary information relating to the business and affairs of the Company. Service Co. agrees that it shall use its best efforts and shall cause its employees and agents performing services on behalf of the Company to retain all information relative to the business of the Company in strict confidence and not to disclose any such information now or hereafter received or obtained from the Company to any third party without the prior consent of the Company; provided, however, that any such confidential or proprietary information may be disclosed (i) to third parties retained by Service Co. on behalf of the Company (e.g., attorneys, accountants, consultants, etc.) as shall be necessary to perform the services hereunder, (ii) to the extent such information becomes generally available to the public other than as a result of an unauthorized disclosure by Service Co., or (iii) in the event Service Co. or its stockholders, directors, officers, employees or agents are compelled to disclose such information in accordance with an order from any court of competent jurisdiction or under any provision of applicable law; provided, however, in such event Service Co. shall promptly notify the Company of such required disclosure and shall furnish only such portion of such information as Service Co. is legally compelled to disclose.

8.  NOTICE.

    All notices and other communications provided for hereunder shall be in writing and, if sent by telegram, telex, facsimile transmission or personal delivery, shall be deemed to have been given and received when sent (if, in the case of telex or facsimile transmissions, receipt is confirmed by telephone) and, if mailed, shall be deemed to have been given and received three business days after the date when sent by registered or certified mail, postage prepaid, and addressed to the parties at the following addresses (or at such other address as either party may, by written notice given the other party as provided herein, have designated as its address for such purpose):

         If to Service Co.:
         The Marmon Group, Inc.
         225 West Washington Street
         Chicago, Illinois 60606
         Attention:  Executive Vice President


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         If to the Company:
         TIE/communications, Inc.
         8500 West 110th Street
         Overland Park, Kansas 66210
         Attention:  President

9.   NO PARTNERSHIP OR JOINT VENTURE.

     Nothing contained in this Agreement shall constitute or be construed to create a partnership or joint venture between Service Co. and the Company and their respective successors and assigns, the relationship being solely that of independent contractors.

10.  NO LIABILITY.

     Neither by entering into this Agreement, nor by any acts, omissions or course of conduct with respect to it, nor on any other basis does or will Service Co. assume any liability for any debt, judgment, liability or obligation of Company whatsoever. It is specifically agreed that Service Co. neither has nor assumes any such liability.

11.  PRIOR AGREEMENT; PAST SERVICES.

     This Agreement supersedes any prior Administrative and Consulting Services Agreement between the Company and Service Co. Any such prior agreement is hereby terminated as of the date hereof. The parties acknowledge that if Service Co. has previously provided administrative and consulting services to the Company without a written agreement, such services have been provided on substantially the terms set forth in this Agreement, and the parties hereby ratify the fees, if any, paid to Service Co. by the Company for such services.

12.  SEVERABILITY.

     If any provision of this Agreement is declared invalid or contrary to the laws or public policy of the United States or any state or territory thereof, or any rule or regulation issued pursuant thereto, it is the intention of the parties that the remaining provisions of this Agreement shall not be affected thereby, but shall remain in full force and effect.

13.  SUCCESSORS.

     This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns, subject to the provisions of Paragraph 4 hereof.


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14.  ILLINOIS LAW.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

15.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be taken to be an original and all collectively be one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the date and year first above written.

                                    THE MARMON GROUP, INC.

                                    By: /s/ Robert W. Webb
                                        ------------------------------
                                        Robert W. Webb
                                        Vice President


                                    TIE/COMMUNICATIONS, INC.

                                    By: /s/ George N. Benjamin, III
                                        ------------------------------
                                        George N. Benjamin, III
                                        President




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                                EXHIBIT A

                            TO ADMINISTRATIVE
                   AND CONSULTING SERVICES AGREEMENT


                       ADMINISTRATIVE SERVICES FEE

              Company:       TIE/COMMUNICATIONS, INC.
                       ------------------------------------

         1995                               $36,000 per month